Exhibit 10.68

                                FOURTH AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     This Fourth Amendment, dated as of January 1, 1996, is to that certain Employment Agreement made and entered into as of June 1, 1992, (as heretofore amended, the "Employment Agreement") by and between GRAFF PAY-PER-VIEW INC., a Delaware corporation (the "Company") and J. ROGER FAHERTY (the "Executive").

                                  INTRODUCTION

     The parties entered into the Employment Agreement on June 1, 1992, a First Amendment thereto as of February 22, 1993, a Second Amendment thereto as of June 15, 1993 and a Third Amendment thereto as of March 23, 1995 ("Third Amendment"), and now desire to further amend certain provisions of the Employment Agreement, setting forth herein the revised terms and conditions of the Executive's continued employment by the Company and its subsidiaries from and after the date of this Agreement. Prior to Third Amendment, the Employment Agreement had provided for the Company to make loans to the Executive from time to time. The Company had in the past made loans to the Executive and the Executive repaid the loans with interest. The Third Amendment deleted the loan provision. The Company and Executive have agreed that a loan provision be reinserted to the Employment Agreement, to adjust Executive's salary and make certain other changes to the Employment Agreement as a result of a Separation Agreement (the "Separation Agreement") between the Company and Leland H. Nolan ("Nolan") dated as of December 31, 1995.

     Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

     1. DEFINITIONS. All defined terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Employment Agreement.

     2. ADJUSTMENT IN BASE SALARY. Section 3(a) of the Employment Agreement shall be deleted in its entirety and the following substituted therefor:

     "3(a) BASE SALARY. During the Term the Executive shall be entitled to receive an annual salary (the "Base Salary") payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than bi-monthly) and calculated as follows:

          (1) The Base Salary for the first Year shall be $350,000 (As used herein "Year" shall refer to a twelve month period ending December 31st.); and

          (2) for each Year thereafter, the Company shall review the Executive's performance and make such adjustments in the Executive's Base Salary and other benefits that the Company deems appropriate."

     3. LOANS. Subparagraph (e) of Paragraph 3 of the Employment Agreement as heretofore amended, is hereby amended in its entirety to read as follows:

          "3(e) LOANS. As at January 1, 1996 the Company had loaned Executive $215,000. Executive and Company agree that the principal amount of the loan shall not be increased. The loan shall be represented by note with a maturity date of December 31, 1996 and shall bear interest at the same rate the Company is paying its principal lender and shall be secured by such collateral as the Company may reasonably determine. Executive shall pay interest accrued on the outstanding balance of the loan through December 31, 1995 at the rate specified above by March 31, 1996. If the Executive is unable to repay the loan at maturity, the Company shall be authorized to withhold 20% of the Executive's salary until such time as the loan is repaid."

     5. AUTOMOBILE ALLOWANCE. Section 6 of the Employment Agreement shall be deleted in its entirety and the following substituted therefor:

          The Company shall also pay Executive the sum of $1,000 per month as reimbursement for the costs of owning, operating and parking of an automobile.

     6. MISCELLANEOUS.

          (a) INTEGRATION: MODIFICATION. The Employment Agreement, as amended by this Amendment and the previous amendments, constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

          (b) COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer on the date first written above.

                                    GRAFF PAY-PER-VIEW INC.

                                     /s/ EDWARD M. SPECTOR
                                    -------------------------------
                                    Name: Edward M. Spector
                                    Title:  President


                                    EXECUTIVE
                                    /s/ J.ROGER FAHERTY
                                    -------------------------------
                                        J. Roger Faherty